Exhibit 99.(j)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders of

American Skandia Trust:

We consent to the incorporation by reference, in this registration statement, of our report dated February 9, 2005 on the statements of assets and liabilities of the AST Alger All-Cap Growth Portfolio, AST AllianceBernstein Growth & Income Portfolio, AST AllianceBernstein Large-Cap Growth Portfolio, AST AllianceBernstein Growth + Value Portfolio, AST American Century Income & Growth Portfolio, AST American Century Strategic Balanced Portfolio, AST Cohen & Steers Realty Portfolio, AST Global Allocation Portfolio, AST LSV International Value Portfolio, AST DeAM Large-Cap Value Portfolio, AST DeAM Small-Cap Value Portfolio, AST DeAM Small-Cap Growth Portfolio, AST Federated Aggressive Growth Portfolio, AST Goldman Sachs High Yield Portfolio, AST Gabelli All-Cap Value Portfolio, AST Small-Cap Value Portfolio, AST Goldman Sachs Concentrated Growth Portfolio, AST Goldman Sachs Mid-Cap Growth Portfolio, AST Goldman Sachs Small-Cap Value Portfolio, AST Hotchkis & Wiley Large-Cap Value Portfolio, AST Lord Abbett Bond-Debenture Portfolio, AST Marsico Capital Growth Portfolio, AST MFS Global Equity Portfolio, AST MFS Growth Portfolio, AST Money Market Portfolio, AST Neuberger Berman Mid-Cap Growth Portfolio, AST Neuberger Berman Mid-Cap Value Portfolio, AST Small-Cap Growth Portfolio, AST PIMCO Limited Maturity Bond Portfolio, AST PIMCO Total Return Bond Portfolio, AST AllianceBernstein Core Value Portfolio, AST AllianceBernstein Managed Index 500 Portfolio, AST JPMorgan International Equity Portfolio, AST T. Rowe Price Asset Allocation Portfolio, AST T. Rowe Price Global Bond Portfolio, AST T. Rowe Price Natural Resources Portfolio, AST William Blair International Growth Portfolio (hereafter collectively referred to as the “Funds”), including the portfolios of investments, as of December 31, 2004, and the related statements of operations for the year then ended, and the statements of changes in net assets and the financial highlights for each of the years in the two-year period then ended. These financial statements and financial highlights and our report thereon are included in the Annual Report of the Funds as filed on Form N-CSR.

We also consent to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Financial Statements” in the Statement of Additional Information.

KPMG LLP

New York, New York

April 29, 2005